As Amended and Restated
Effective February 21, 2019
AMENDED AND RESTATED BYLAWS

OF

OCWEN FINANCIAL CORPORATION

ARTICLE I

Shareholders

Section 1.1 Annual Meeting. Except as otherwise provided in Section 1.9 of these Bylaws, an annual meeting of shareholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held each year on such date, at such hour on said date and at such place within or without the State of Florida as may be fixed by the Board of Directors.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of record. A motion related to business proposed to be brought before any shareholders’ meeting may be made by any shareholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such shareholder may propose business to be brought before a meeting only if such shareholder has given timely notice to the Secretary of the Corporation in proper written form of the shareholder’s intent to propose such business. To be timely, the shareholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not more than one hundred twenty days nor less than ninety days in advance of the anniversary of the date of the Corporation’s proxy statement provided in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty days before or after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be received by the Secretary of the Corporation not later than the close of business on the later of (x) the ninetieth day prior to such annual meeting and (y) the tenth day following the day on which public announcement of the date of such meeting is first made. For the purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the Corporation that are owned beneficially and of record by the shareholder and such beneficial owner; (iv) any material interest of the shareholder in such business; and (v) any other information that is required to be provided by the shareholder pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) in such shareholder’s capacity as a proponent of a shareholder proposal.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

The Chairman of the Board (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.2 Special Meetings. A special meeting of shareholders of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of shareholders holding at least 10% of the Corporation’s stock entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

Section 1.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Article VIII herein, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any shareholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time and place thereof are announced at the meeting before the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If, however, the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.4 Quorum. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws in respect of the vote required for a specified action, at any meeting of shareholders the holders of a majority of the shares of stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the shareholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these Bylaws, notice need not be given of the adjourned meeting.

Section 1.5 Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of shareholders at a meeting, it shall, except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

Except as otherwise provided by law or by the Articles of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of shareholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the shareholders entitled to vote at the meeting.

Upon the demand of any shareholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 1.6 Presiding Officer and Secretary. At every meeting of shareholders the Chairman of the Board, or in his or her absence the Chief Executive Officer, or in his or her absence the President, or in his or her absence a Senior Managing Director or Managing Director, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

Section 1.7 Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or the shareholder’s attorney-in-fact. The appointment of proxy will be effective when received by the Secretary or other officer or agent authorized to tabulate votes. If a proxy designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, shall have all of the powers conferred by the instrument upon all the persons designated unless the instrument otherwise provides. No proxy shall be valid more than eleven (11) months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 1.8 List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation’s principal office, at the office of the Corporation’s transfer agent or registrar or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 1.9 Written Consent of Shareholders in Lieu of Meeting. Except as otherwise provided by law or by the Articles of Incorporation, any action required or permitted by statute to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor dated and signed by such shareholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Within ten days after obtaining such authorization by written consent, notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing or who are not entitled to vote on such action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters’ rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the Florida Business Corporation Act.

ARTICLE II

Directors

Section 2.1 Number of Directors. The Board of Directors shall consist of not less than three directors and not more than eleven directors, with the exact number to be fixed by the Board of Directors. The number of directors may be fixed at any time and from time to time by a resolution of the Board of Directors passed by a majority of the whole Board of Directors or by a vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 2.5 of these Bylaws at the time of such decrease.

Section 2.2 Election, Term and Eligibility of Directors. (a) Directors shall be elected annually, by election at the annual meeting of shareholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shall hold office from the time of his or her election and qualification until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(b) Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors must be (x) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (y) made by any shareholder of record of the Corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 2.2. Directors need not be shareholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation (i) in the case of an annual meeting of shareholders, not more than one hundred twenty days nor less than ninety days in advance of the anniversary of the date of the Corporation’s proxy statement provided in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty days before or after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be received by the Secretary of the Corporation not later than the close of business on the later of (A) the ninetieth day prior to such annual meeting and (B) the tenth day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

(c) Such shareholder’s notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the person, (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act, (E) the nominee’s signed written consent to serve as a director of the Corporation, if elected, (F) a completed and signed questionnaire, representation and agreement as described in clause (d) of this Section 2.2 (with any additional questions as may be appropriate in the circumstances), and (G) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation); and (ii) as to the shareholder giving the notice, (A) whether the shareholder is providing the shareholder’s notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Corporation or the matter such shareholder’s notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangements or understandings arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (B) the name and address of all Interested Persons, (C) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons, (D) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the shareholder’s notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (E) a representation that the shareholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The Corporation may require any shareholder nominating persons for election to the Board of Directors and any proposed nominee to furnish such other information as may reasonably be required by the Corporation or any governmental or regulatory body to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The shareholder notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

(d) In order to be eligible for election or re-election as a director, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (iii) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance principles, securities trading policies and any other policies or guidelines of the Corporation applicable to directors, including the eligibility standards set forth in clause (e) of this Section 2.2, and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(e) A person is not eligible to serve as director of the Corporation (unless, in the opinion of the Board of Directors, it is in the interest of the Corporation and its shareholders for such person to serve as a director) if he or she, or any entity of which he or she was an executive officer or principal at the relevant time, (i) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offence could be imprisonment for more than one year, (ii) is a person against whom (or an entity against which) a regulatory agency has, within the past five years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (iii) has been found, either by a regulatory agency whose decision is final and not subject to appeal or by a court, to have (A) breached a fiduciary duty involving personal profit or (B) committed within the last three years a violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

(f) In connection with any annual meeting of the shareholders (or, if and as applicable, any special meeting of the shareholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of shareholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting. Except as otherwise provided by law or by the Articles of Incorporation, vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 2.4 Resignation. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board or the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section. 2.5 Removal. Any or all of the directors may be removed at any time, with or without cause, by vote of the holders of the shares of stock entitled to vote on the election of directors, taken at a meeting or by written consent, if the number of votes cast to remove such director or directors exceeds the number of votes cast not to remove such director or directors.

Section 2.6 Meetings. Meetings of the Board of Directors, regular or special, shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. The Board of Directors may fix dates, times and places for regular meetings of the Board of Directors and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President at such date, time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director orally or in writing, and may be communicated in person, by telegraph, teletype, telecopy or other form of electronic communication not later than the day before the meeting or by mailing the same, postage prepaid, not later than the second day before the meeting. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting and the manner in which it is called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of such meeting.

Section 2.7 Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.9 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

ARTICLE III

Committees of the Board of Directors

Section 3.1 Appointment and Powers. The Board of Directors may from time to time, by resolution passed by majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Any such committee may adopt rules governing the method of calling and date, time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

ARTICLE IV

Officers, Agents and Employees

Section 4.1 Appointment and Term of Office. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a President and a Secretary, and may include a Treasurer, one or more Senior Managing Directors, Managing Directors, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, and such other officers as the Board of Directors may deem necessary or proper, who shall have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof; provided that the Board of Directors may delegate authority to appoint Senior Vice Presidents and officers holding subordinate rankings (including, without limitation, a Treasurer) to any officer(s) of the Corporation to the extent the appointment of such officer(s) is not required to be made by the Board of Directors or by a duly authorized committee of the Board of Directors in accordance with such committee’s charter. Any number of such offices may be held by the same person. Except as may be prescribed otherwise in a particular case by the Board of Directors, a duly authorized committee thereof or any duly authorized officer(s), all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval.

Section 4.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Secretary of the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee.

Section 4.3 Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.4 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall have such other powers and perform such other duties as are prescribed by these Bylaws and as usually pertain to such office and as may be assigned to him or her at any time or from time to time by the Board of Directors.

Section 4.5 Chief Executive Officer; President. The Chairman of the Board shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as Chief Executive Officer. The Chief Executive Officer shall have the responsibility for carrying out the policies of the Board of Directors, subject to the direction of the Board, and shall have general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the shareholders. The Chief Executive Officer or President may employ and discharge employees and agents of the Corporation, except as otherwise prescribed by the Board of Directors, and may delegate these powers. The Chief Executive Officer or President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. The Chief Executive Officer and President shall have such other powers and perform such other duties as are prescribed by these Bylaws and as usually pertain to such office and as may be assigned to him or her at any time or from time to time by the Board of Directors.

Section 4.6 Managing Directors. Each Senior Managing Director or Managing Director shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Senior Managing Director (or if none, the Managing Director) who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Senior Managing Director or a Managing Director shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

Section 4.7 Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The performance of any duty by an Executive Vice President, Senior Vice President or Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

Section 4.8 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 4.9 Secretary. The Secretary shall record all the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the shareholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. The Secretary shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 4.10 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer, the Board of Directors, the Chief Executive Officer or the President may assign to him or her.

Section 4.11 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary, the Board of Directors, the Chief Executive Officer or the President may assign to him or her.

Section 4.12 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

Section 4.13 Loans to Officers, Directors and Employees; Guaranty of Obligations of Officers, Directors and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer, director or employee of the Corporation or any subsidiary whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

ARTICLE V

Indemnification

Section 5.1 Indemnification of Directors, Officers, Employees and Agents. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law, against expenses (including attorneys’ fees), judgments, liabilities, fines, costs and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by applicable law and by these Bylaws in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.2 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and its directors, officers, employees and agents against expenses, judgments, liabilities, fines, costs and amounts paid in settlement, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 5.3 Savings Clause. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless shall indemnify each person described in Section 5.1 of this Article to the fullest extent permitted by all portions of this Article that shall not have been invalidated and to the fullest extent permitted by law.

ARTICLE VI

Stock

Section 6.1 Certificates. The Board of Directors may authorize the issuance of some or all of the Corporation’s shares of stock of any or all classes or series with or without certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the President, a Senior Managing Director or a Managing Director, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 6.3 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with applicable law, the Articles of Incorporation or these Bylaws, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

Section 6.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.

Section 6.5 Shareholder Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the Board of Directors adopts the resolution fixing such record date nor be more than seventy days before the date of such meeting or other action requiring shareholder determination. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

If no record date is fixed by the Board of Directors, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the date on which notice is given or, if notice is waived by all shareholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 1.10 of these Bylaws, and (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Seal

Section 7.1 Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Florida”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Waiver of Notice

Section 8.1 Waiver of Notice. Whenever notice is required to be given by statute or under any provision of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by such shareholder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX

Checks, Notes, Drafts, Etc.

Section 9.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE X

Miscellaneous

Section 10.1 Amendment. These Bylaws or any of them may be altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors or by the shareholders.

Section 10.2 Exclusive Forum. (a) Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Florida (or, if such United States District Court does not have jurisdiction, another United States District Court located within Florida or if no United States District Court in Florida has jurisdiction, the Circuit Court located in Palm Beach County in the State of Florida) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Florida Business Corporation Act, the Articles of Incorporation or these Bylaws (in each case, as may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Florida (each, a “Covered Proceeding”), in all cases to the fullest extent permitted by law.

(b) If any Covered Proceeding is filed in a court other than as specified in Section 10.2(a) (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Florida in connection with any action brought in any such court to enforce the immediately preceding clause (a) (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

SC1:4824773.6